UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2025

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251		52-2013874
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

300 Continental Drive	Newark,	Delaware	19713
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (302) 451-0200
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.20 per share	SLM	The NASDAQ Global Select Market
Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share	SLMBP	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Appointment of New Director

On January 12, 2025, the Board of Directors (the “Board”) of SLM Corporation (the “Company”) appointed Henry F. Greig as a director of the Company, effective January 12, 2025. Mr. Greig has also been appointed to the board of directors of Sallie Mae Bank, the Company’s Utah industrial bank subsidiary, effective January 12, 2025. In connection therewith, the Board also determined Mr. Greig to be independent and increased the number of Board seats from eleven to twelve effective January 12, 2025. In addition, Mr. Greig has been appointed to the Board’s Financial Risk Committee effective January 12, 2025.

Mr. Greig joins the Board with decades of industry experience in financial services, risk management, strategy, and operations. He worked at Synchrony Financial, a consumer financial services company, from 2014 through March 2023 as an Executive Vice President, holding various positions during his tenure, first serving as the Chief Risk Officer from 2014 through 2017, followed by service as the Chief Credit Officer from 2017 through December 2022. Prior to Synchrony Financial, he worked for GE Capital from 1988 to 2014, holding various positions of increasing responsibility culminating in his service as Senior Vice President and Chief Risk Officer for Retail Finance North America from 2010 to 2014, where he helped lead credit functions and the development of an independent risk management function to facilitate the separation and creation of Synchrony Financial as a standalone public company separate from the General Electric Company. Mr. Greig holds a Bachelor of Arts degree in Mathematics from Bowdoin College and a Master of Science degree in Applied Mathematics from Rensselaer Polytechnic Institute.

Mr. Greig’s compensation for his service as a director will be consistent with that of the Company’s other non-employee directors, except that (i) his compensation will be prorated to reflect the portion of the period remaining in the current director and respective committee membership terms and (ii) he will not receive the Company’s annual Board member equity award of restricted stock for the current director term.

There are no family relationships between Mr. Greig and any director or executive officer of the Company, and Mr. Greig has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Greig’s appointment is included with this Form 8-K as Exhibit 99.1

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

99.1*	Press Release, dated January 13, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Furnished herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
Date: January 13, 2025	By:	/s/ Nicolas Jafarieh
Nicolas Jafarieh
Executive Vice President and Chief Legal, Government Affairs, and Communications Officer